Because the electronic format for the filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


74U1	Class A		19,172
	Class B		18,695
	Class C		5,983

74U2	Class M		528


74V1	Class A		7.31
	Class B		7.12
	Class C		7.11

74V2	Class M		7.20